Exhibit 21

Subsidiaries of

Alliance Data Systems Corporation

A Delaware Corporation

(as of December 31, 2021)

Subsidiary	Jurisdiction of Organization	Other Business Names
ADS Alliance Data Systems, Inc.	Delaware	None
ADS Card Services Foreign Holdings B.V.	Netherlands	None
ADS Financial Canada Co.	Nova Scotia, Canada	None
ADS Foreign Holdings LLC	Delaware	None
ADS Reinsurance Ltd.	Bermuda	None
ALLDATA Card Services India LLP	India	None
Alliance Data Foreign Holdings LLC	Delaware	None
Alliance Data International LLC	Delaware	None
Comenity LLC	Delaware	None
Comenity Bank	Delaware	None
Comenity Canada L.P.	Ontario, Canada	Comenity Canada
Comenity Capital Bank	Utah	None
Comenity Capital Credit Company, LLC	Delaware	None
Comenity Operating Co., LLC	Delaware	None
Comenity Servicing LLC	Texas	None
Lon Administration LLC	Delaware	None
Lon Holdings LLC	Delaware	None
Lon Inc.	Delaware	Bread
Lon Operations LLC	Delaware	Bread
Bread Operations
WFC Card Services Holdings Inc.	Ontario, Canada	None
WFN Credit Company, LLC	Delaware	None
World Financial Capital Credit Company, LLC	Delaware	None